Exhibit 99.1

Trex Company Announces Record Sales and EPS for 2014

  2014 Net Sales Increase 14% to $392 Million
  2014 EPS Rises 26% to $1.27
  1Q15 Revenue Guidance an Increase of 19% to $120 Million
  Awarded #1 Ranking in BUILDER 2015 Brand Study

WINCHESTER, Va.--(BUSINESS WIRE)--February 24, 2015--Trex Company, Inc. (NYSE:TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the fourth quarter and year ended December 31, 2014.

For the fourth quarter of 2014, net sales totaled $74.2 million compared to $63.8 million for the 2013 quarter, an increase of 16.2%. The Company recognized earnings before taxes of $8.6 million for the 2014 quarter, a $4.4 million, or 103%, increase compared to the 2013 quarter. The Company reported net income of $5.2 million, or $0.16 per diluted share, for the 2014 quarter compared to net income of $15.1 million, or $0.45 per diluted share, for the 2013 period. The Company’s 2013 fourth-quarter net income includes the effect of a favorable tax valuation allowance. Excluding the favorable tax valuation allowance, the 2013 fourth-quarter diluted earnings per share would have been $0.08.

For the full year 2014, Trex Company reported net sales of $391.7 million compared to net sales of $342.5 million for 2013, an increase of 14.3%. The Company reported net income of $41.5 million, or $1.27 per diluted share, compared to net income of $34.6 million, or $1.01 per diluted share, for 2013. During 2013, the Company recognized $24.5 million of non-operating charges, most notably a $20.0 million increase to its warranty reserve for decking material manufactured at its Nevada plant prior to 2007. The Company’s 2013 net income includes the effect of a favorable tax valuation allowance. Excluding the effect of the $24.5 million pre-tax non-operating charges and excluding the favorable tax valuation allowance, the Company’s 2013 earnings per diluted share would have been $0.86.

Chairman, President and CEO Ronald W. Kaplan commented, “Our strong fourth-quarter financial performance contributed to our record-setting sales and earnings in 2014. In addition, we generated free cash flow of $46 million, up $13 million over the prior year, and returned $50 million of capital to shareholders through share repurchases. We also entered new specialty material markets that leverage Trex’s extrusion and recycling expertise.

“Our record results reflect continued strong execution across our four guiding principles for enhancing shareholder value – our superior product platform, unsurpassed branding, enhanced global distribution presence and efficient manufacturing processes. We are pleased with our successful market share advancement initiatives in 2014. In addition, Trex recently achieved a category sweep and a #1 ranking in Builder Magazine’s Brand Study for 2015. We were awarded top rankings across all four sub-categories measuring brand and quality for the Composite/PVC Decking category. This marks the first time in recent history that a single manufacturer has topped all four categories.

“We entered 2015 with momentum and are optimistic about our prospects for this year. For the first quarter of 2015, we expect net sales of approximately $120 million, a 19% increase from the prior-year period.”

Fourth-Quarter 2014 Conference Call and Webcast Information

Trex will hold a conference call to discuss its fourth-quarter 2014 results on Tuesday, February 24, 2015 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 or 888-803-7638 and reference conference ID #67667733. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at trex.com.

For those who cannot listen to the live broadcast, an audio replay of the earnings call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 6,700 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net sales	$74,202	$63,831	$391,660	$342,511

Cost of sales	47,567	44,146	251,464	243,893

Gross profit	26,635	19,685	140,196	98,618

Selling, general and administrative expenses	17,902	15,358	72,370	73,967

Income from operations	8,733	4,327	67,826	24,651

Interest expense, net	87	71	878	602

Income before income taxes	8,646	4,256	66,948	24,049

Provision (benefit) for income taxes	3,493	(10,847)	25,427	(10,549)

Net income	$5,153	$15,103	$41,521	$34,598

Basic earnings per common share	$0.16	$0.46	$1.28	$1.03

Basic weighted average common shares outstanding	31,641,963	33,045,708	32,319,649	33,589,682

Diluted earnings per common share	$0.16	$0.45	$1.27	$1.01

Diluted weighted average common shares outstanding	32,085,210	33,578,392	32,751,074	34,273,502

Comprehensive income	$5,153	$15,103	$41,521	$34,598

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31,
	2014	2013

ASSETS
Current assets:

Cash and cash equivalents	$9,544	$3,772
Accounts receivable, net	36,391	37,338
Inventories	23,747	22,428
Prepaid expenses and other assets	6,288	3,145
Deferred income taxes	9,271	9,497
Total current assets	85,241	76,180
Property, plant and equipment, net	98,716	100,783
Goodwill and other intangibles	10,534	10,542
Other assets	1,333	652
Total assets	$195,824	$188,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$20,050	$14,891
Accrued expenses	20,660	23,295
Accrued warranty	8,744	9,000
Total current liabilities	49,454	47,186
Deferred income taxes	3,708	360
Non-current accrued warranty	25,097	31,812
Other long-term liabilities	4,180	2,183
Total liabilities	82,439	81,541
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value, 80,000,000 shares authorized; 34,800,552 and 34,598,124 shares issued and 32,020,123 and 33,475,614 shares outstanding at December 31, 2014 and
December 31, 2013, respectively	348	346
Additional paid-in capital	116,740	101,494
Retained earnings	71,297	29,776
Treasury stock, at cost, 2,780,429 and 1,122,510 shares at December 31, 2014 and 2013, respectively	(75,000)	(25,000)
Total stockholders’ equity	113,385	106,616
Total liabilities and stockholders’ equity	$195,824	$188,157

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2014	2013

Operating Activities
Net income	$41,521	$34,598
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	15,204	16,255
Deferred income taxes	3,574	(12,698)
Stock-based compensation	4,807	3,811
Loss on disposal of property, plant and equipment	158	587
Excess tax benefits from stock compensation	(12,898)	(1,466)
Other non-cash adjustments	(245)	(337)
Changes in operating assets and liabilities:
Accounts receivable	867	(10,844)
Inventories	(1,319)	(4,907)
Prepaid expenses and other assets	(624)	(213)
Accounts payable	5,159	3,731
Accrued expenses and other liabilities	(7,535)	15,173
Income taxes receivable/payable	9,973	1,518

Net cash provided by operating activities	58,642	45,208

Investing Activities
Expenditures for property, plant and equipment	(12,974)	(13,060)
Proceeds from sales of property, plant and equipment	66	176
Purchase of acquired company, net of cash acquired	(44)	-
Notes receivable, net	79	187

Net cash used in investing activities	(12,873)	(12,697)

Financing Activities
Financing costs	(453)	(119)
Borrowings under line of credit	143,000	74,500
Principal payments under line of credit	(143,000)	(79,500)
Repurchases of common stock	(53,189)	(31,277)
Proceeds from employee stock purchase and option plans	747	4,032
Excess tax benefits from stock compensation	12,898	1,466

Net cash used in financing activities	(39,997)	(30,898)

Net increase in cash and cash equivalents	5,772	1,613
Cash and cash equivalents at beginning of period	3,772	2,159

Cash and cash equivalents at end of period	$9,544	$3,772

Supplemental Disclosure:
Cash paid for interest, net of capitalized interest	$520	$348
Cash paid for income taxes, net	$11,919	$672

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
SVP & CFO
or
LHA
Harriet Fried, 212-838-3777